EXHIBIT 21


                          CNF TRANSPORTATION INC.
                  SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                             December 31, 1997


 The Company and its significant subsidiaries were:

                                                               State or
                                              Percent of     Province or
                                             Stock Owned      Country of
Parent and Significant Subsidiaries           by Company    Incorporation

CNF Transportation Inc.                                       Delaware

Significant Subsidiaries of CNF Transportation Inc.


Con-Way Transportation Services, Inc.        100              Delaware
   Con-Way Truckload Services, Inc.          100              Delaware

Emery Air Freight Corporation                100              Delaware
Emery Worldwide Airlines, Inc.               100              Nevada

Menlo Logistics, Inc.                        100              California

Road Systems, Inc.                           100              California